Exhibit 10.41

NON-QUALIFIED SHARE OPTION AGREEMENT

pursuant to the

APOLLO GLOBAL MANAGEMENT, LLC

2007 OMNIBUS EQUITY INCENTIVE PLAN

This NON-QUALIFIED SHARE OPTION AGREEMENT (this “Agreement”), dated as of January 21, 2011 (the “Grant Date”), is by and between APOLLO GLOBAL MANAGEMENT, LLC, a Delaware limited liability company, (the “Company”), and Henry Silverman (“Participant”).

1. Grant of Option. The Company hereby grants to Participant on the Grant Date a non-statutory option (“the Option” or “this Option”) to purchase 555,556 Class A Shares of the Company (the “Shares”) at an exercise price of $9.00 per Share (the “Exercise Price”) subject to the terms, definitions and provisions of the 2007 Omnibus Equity Incentive Plan as in effect from time to time (the “Plan”) and the terms of this Agreement. Any Shares issued or issuable upon exercise of this Option are referred to as “Option Shares.” This Option is subject to adjustment under Section 5 of the Plan. This Option is not an incentive stock option within the meaning of Section 422 of the Code. For purposes of the Plan, this Agreement constitutes the Award Agreement for the Option.

2. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by Participant upon request. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan. As used in this Agreement, “Public Offering Date” means the date the Class A Shares are first registered under the Exchange Act and listed or quoted on a recognized national securities exchange as a result of an underwritten public offering.

3. Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date (the “Expiration Date”), unless the Option shall have sooner been terminated in accordance with Section 5 of this Agreement.

4. Vesting. The Option shall vest in accordance with the following schedule:

(a) The Option shall vest and become exercisable with respect to fifty (50) percent of the Option Shares covered by the Option on the later to occur of (x) December 31, 2011 and (y) the Public Offering Date, provided that the Option shall terminate on December 31, 2012 if the Public Offering Date has not occurred on or before such date.

(b) Provided that the Public Offering Date has occurred on or before such date, the Option shall vest and become exercisable with respect to the remainder of the Option Shares covered by the Option on December 31, 2012.

(c) If Participant’s Service terminates as a result of his Disability or death, the Option shall vest on the Termination Date and become exercisable with respect to 50% of the Option Shares covered by the Option that remain unvested on the Termination Date. If Participant’s Service is terminated by the Company and its Affiliates without Cause (and other than as a result of his Disability or death), the Option shall vest on the Termination Date and become exercisable with respect to 100% of the Option Shares covered by the Option that remain unvested on the Termination Date.

(d) Service for only a portion of a vesting period, even if a substantial portion, will not entitle Participant to any proportionate vesting. Fractional shares shall not vest until they accumulate to equal one whole Share.

5. Termination of Relationship.

(a) Following the date of termination of Participant’s Service for any reason (the “Termination Date”), Participant may exercise this Option only as set forth in this Section 5. If Participant does not exercise this Option within exercise periods set forth below, this Option shall terminate in its entirety. In no event may this Option be exercised after the Expiration Date. As used herein, “Service” means service to the Company or any of its Subsidiaries or Affiliates as an employee, director, non-employee director or consultant. Participant’s Service does not terminate if he is an employee and undertakes a bona fide leave of absence that was approved by the Company or an Affiliate in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Service terminates in any event when any such approved leave ends, unless Participant immediately returns to active work. Further, unless otherwise determined by the Administrator, Participant’s Service will not terminate merely because of a change in the capacity in which Participant provides service to the Company or any of its Subsidiaries or Affiliates, or because of a transfer between the Company or any Subsidiary or Affiliate, for so long as the service recipient remains a Subsidiary or an Affiliate, in each case provided that there is no termination of Service. For purposes of Participant’s Service, a Subsidiary or Affiliate shall not include a Portfolio Company.

(b) The Option shall be exercisable, to the extent vested, at any time prior to the Expiration Date (at which time the Option shall automatically terminate), except that the Option shall automatically terminate upon the earliest to occur of:

(i) the date that is 30 days after the Termination Date if Participant’s Service is terminated by Participant;

(ii) the date that is 90 days after the Termination Date if Participant’s Service is terminated by the Company and its Affiliates without Cause;

(iii) the date that is 12 months after the Termination Date if Participant’s Service is terminated as a result of Participant’s Disability or death; and

(iv) the Termination Date if the Company terminates Participant’s Service for Cause. If Participant’s Service with the Company or an Affiliate is suspended pending investigation of whether his Service shall be terminated for Cause, all of Participant’s rights in respect of this Option, including, without limitation, the right to exercise this Option, shall be suspended during the investigation period. For purposes of clarity, the Option Term shall not be modified as a result of any such suspension.

6. Termination of Unvested Option. The portion of the Option that has not vested on the Termination Date, after giving effect to the accelerated vesting set forth in Section 4(c), shall terminate as of the Termination Date. For purposes of clarity, upon termination of the Option for any reason, the Option shall be forfeited, become null and void, be unexercisable and be of no further force and effect.

7. Method of Exercise.

(a) This Option shall be exercisable by execution and delivery of the Notice of Exercise attached hereto as Exhibit B (as the same may be updated by the Company from time to time) or of any other form of written notice approved for such purpose by the Company, which shall state

Participant’s election to exercise this Option, the number of Option Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Option Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Participant and shall be delivered to the Company by such means as are determined by the Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Option Shares and Participant’s satisfaction of any applicable withholding obligations, as discussed in Section 14.

(b) The Company is not obligated, and will have no liability for failure, to issue or deliver any Option Shares upon exercise of this Option if it determines in consultation with its legal counsel that such issuance or delivery would not comply with all applicable laws, rules and regulations. This Option may not be exercised if the issuance of the Option Shares upon such exercise or the method of payment of consideration for the Option Shares would constitute a violation of any applicable laws, rules or regulations, including any applicable U.S. federal or state securities laws or any other law or regulation. As a condition to the exercise of this Option, the Company may require Participant to make any representation and warranty to the Company or other undertaking as may be required by applicable laws, rules or regulations. Assuming such compliance, for income tax purposes the Option shall be considered exercised on the date on which written notice of exercise is received by the Company (provided such notice is accompanied by the aggregate Exercise Price and arrangements for satisfaction of applicable withholding obligations), with respect to such Option Shares.

8. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following: (a) cash, (b) check, or (c) to the extent permitted by the Administrator, reduction of the Shares issuable upon exercise, surrender of previously owned Shares, or broker-assisted cashless exercise.

9. Disposition of Option Shares. Option Shares may be sold by Participant only on a date or dates, and in such amounts and manner, specified by the Administrator. Participant shall have the ability, subject to Section 14 and the Plan, in a manner permitted by the Administrator, to cover taxes due upon the exercise of Options, at the applicable tax rate (or a rate provided by the Administrator). The Administrator will monitor demand, market conditions and other factors in determining whether Participant may dispose of an additional number of Shares in a given quarter, and will endeavor in good faith to treat Participant fairly in determining any such allocations relative to other holders of similar awards and/or other equityholders.

10. Non-Transferability of Option. Except as may be permitted by the Administrator from time to time consistent with Section 7(g) of the Plan, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. This Option may be exercised during the lifetime of Participant only by Participant or, during any period Participant is under a legal disability, by Participant's legal guardian or representative, and following Participant’s death, by his estate or beneficiary.

11. No Rights to Continuation of Employment or Service. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the Service of the Company or any Subsidiary or Affiliate thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or Affiliate or its shareholders, as the case may be) to terminate Participant's Service any time for any reason whatsoever, with or without Cause. The Plan and this Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary or Affiliate thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those constituting the Option itself)

against the Company or any past or present Subsidiary or Affiliate thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Company or any past or present Subsidiary or Affiliate thereof (other than any cause of action due to a breach of this Agreement).

12. No Entitlement or Claims for Compensation. Participant's rights, if any, in respect of or in connection with this Option or any other Award are derived solely from the discretionary decision of the Company to permit Participant to participate in the Plan and to benefit from a discretionary Award. By accepting this Option, Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to Participant. This Option is not intended to be compensation of a continuing or recurring nature, or part of Participant’s normal or expected compensation, and in no way represents any portion of Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. Upon Participant’s termination of Service for any reason, Participant shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Option or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award. Participant acknowledges that he is voluntarily participating in the Plan. The future value of the underlying Option Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value, the Option will have no value. If Participant exercises the Option and obtains Option Shares, the value of the Option Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

13. Restrictive Covenants. Participant agrees that the restrictive covenants set forth in Exhibit A hereto are incorporated herein by reference as if contained herein and Participant understands, acknowledges and agrees that such restrictive covenants apply to Participant for the periods provided therein. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company or any of its Subsidiaries or Affiliates (for example, with respect to competition, solicitation, confidentiality, interference or disparagement) to which Participant is otherwise subject.

14. Tax Withholding. Participant is responsible for all applicable taxes Participant incurs in connection with the Option. The Company or its Subsidiaries or Affiliates shall be entitled to require a cash payment by or on behalf of Participant and/or to deduct, from other compensation payable to Participant, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company or its Subsidiaries or Affiliates with respect to this Option or any Option Share issuable upon exercise thereof. The Administrator, in its sole discretion, may alternatively reduce the number of Shares to be issued upon the exercise of the Option by the appropriate number of whole Shares, valued at their then Fair Market Value, or permit Participant to deliver previously owned Shares, in each case to satisfy any withholding or tax obligations of the Company or its Subsidiaries or Affiliates with respect to the Option at the minimum applicable rates.

15. Section 409A. This Option is intended to be exempt from Section 409A and to be interpreted in a manner consistent therewith. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Administrator determines that the Plan or this Option is subject to Section 409A and fails to comply with the requirements of Section 409A, the Administrator reserves the right (without any obligation to do so or to indemnify Participant for failure to do so), without the consent of Participant, to amend or terminate the Plan and Agreement and/or to amend, restructure, terminate or replace this Option in order to cause the Option to either not be subject to Section 409A or to comply with the applicable provisions of such section. Nothing contained herein is intended to provide a guarantee of Participant’s personal tax treatment.

16. Governing Law: Choice of Venue. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby, each of the parties hereto hereby irrevocably (a) submits to the exclusive personal and legal jurisdiction of (i) the United States District Court for the Southern District of New York or (ii) in the event that such court lacks jurisdiction to hear the claim, the state courts of New York located in the borough of Manhattan, New York City (the “Selected Courts”), and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens, improper venue or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; and (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company and Participant at their respective addresses consistent with Section 14(g) of the Plan; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, PARTICIPANT AND THE COMPANY AND ITS AFFILIATES HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION IN WHOLE OR IN PART ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THESE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

17. Agreement Binding on Successors. The terms of this Agreement shall be binding upon Participant and upon Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan.

18. No Assignment. Neither this Agreement nor any rights granted herein shall be assignable by Participant other than (with respect to any rights that survive Participant’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, this Option or Option Shares by any holder thereof in violation of the provisions of this Agreement or the Plan will be valid, and the Company will not transfer any of this Option or Option Shares on its books nor will any Option Shares be entitled to vote, nor will distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

19. Necessary Acts. Participant hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.

20. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

21. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.

22. Entire Agreement. This Agreement and Article V of the Shareholders Agreement (as modified herein) and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to this Option. Participant acknowledges that any summary of the Plan, this Agreement or any portion thereof that may be provided by the Company from time to time is subject in its entirety to the terms of the Plan and this Agreement. References herein or in the Plan to this Agreement include references to any Exhibits.

23. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such Section.

24. Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

25. Amendment. Except as otherwise provided in the Plan or Section 15. no amendment or modification of this Agreement shall be valid unless it shall be in writing and signed by all parties hereto.

26. Acknowledgements and Representations. Participant is acquiring this Option and, if and when exercised, will acquire Option Shares, solely for Participant’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of this Option or the Option Shares within the meaning of the Securities Act and/or any applicable state securities laws. Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Option and the restrictions imposed on this Option and the Option Shares. Participant has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to accept this Option. However, in evaluating the merits and risks of an investment in the Company, Participant has and will rely solely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors. Participant understands that the Option Shares will be characterized, absent their registration, as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act. Participant has read and understands the restrictions and limitations set forth in the

Plan and this Agreement that are imposed on this Option and the Option Shares. Participant confirms that he has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this Agreement other than as expressly set out in this Agreement or in the Plan.

27. Tag Along Rights. To the extent that a majority of the partners who contributed limited partnership interests to an Affiliate of the Company on July 13, 2007 (the “Contributors”) are provided tag along rights in connection with any private transfer by Leon D. Black, Marc J. Rowan or Joshua J. Harris (the “Founders”) or any of their respective Groups, of any Class A Shares or AOG Units (a “Private Transfer”), Participant will be provided tag along rights with respect to such Private Transfer subject to the same terms and conditions as generally apply to the Contributors. For purposes of clarity, only Option Shares received upon exercise of an Option (and not unexercised Options) may be sold in a tag-along transaction. As used in this Award Agreement, the term “AOG Units” shall have the meaning generally ascribed to it by the Company in its communications with investors and “Group” shall have the meaning provided in the Company’s Shareholders Agreement dated as of July 13, 2007 (the “Shareholders Agreement”), as the same may be amended from time to time. The Company shall determine the application of this Section 27 in good faith.

28. Preemptive Rights.

(a) If the Company or any of its Subsidiaries offers New Securities to a Founder Group or to any of its Affiliates (the aggregate number of New Securities being offered, the “New Issuance”) then, subject to the terms hereof, the Company shall, before any sale of New Securities pursuant to such offer, deliver to Participant an offer (the “Preemptive Offer”) to issue to Participant, at Participant’s election, up to such number of New Securities equal to its Preemptive Proportionate Percentage of the New Issuance upon the terms set forth in this Section 28 (such New Securities, the “Participant New Securities”), it being understood that if Participant accepts a Preemptive Offer in accordance with Section 28(b), the number of New Securities ultimately issued to the Founder Group or any of its Affiliates under this Section 28 shall equal the New Issuance less the applicable number of Participant New Securities and other Apollo Securities issued pursuant to similar preemptive rights. The Preemptive Offer shall state (i) that Apollo proposes to issue the New Issuance and specify their number and terms (including the purchase price per New Security) and (ii) Participant’s Preemptive Proportionate Percentage. The Preemptive Offer shall remain open and be irrevocable for a period of fifteen (15) days from the date of its delivery (the “Preemptive Offer Period”). For purposes of this Section 28, “Preemptive Proportionate Percentage” means, with respect to Participant, a fraction (expressed as a percentage), (x) the numerator of which is the number of Class A Shares held by Participant’s Group immediately prior to the consummation of the New Issuance (calculated on an as-converted basis assuming all Options held by Participant or his Group have been exercised for Class A Shares irrespective of vesting) and (y) the denominator of which is the aggregate number of Class A Shares outstanding immediately prior to the consummation of the New Issuance (calculated on a fully-diluted basis and assuming all AOG Units have been exchanged for Class A Shares). As used in this Award Agreement, “Apollo Securities” means Class A Shares and AOG Units, and “New Securities” means Apollo Securities other than securities issued in connection with any of the following: (i) pursuant to an equity incentive plan or other compensation arrangements of the Company or any member of the Apollo Operating Group for the benefit of the employees, directors or consultants of the Company or any of its Affiliates; (ii) issued upon the exercise, conversion or exchange of any options, warrants or any other derivative or convertible securities of the Company or the Apollo Operating Group (including, Class A Shares issuable upon the exchange of AOG Units) that were issued in compliance with this Agreement or on or prior to the date hereof; or (iii) issued in connection with a stock dividend or upon a stock split, recapitalization or other subdivision of equity securities.

(b) Participant (and/or members of his Group designated by Participant) may accept the Preemptive Offer by delivering to Apollo a notice (the “Purchase Notice”) within the Preemptive Offer Period. The Purchase Notice shall state the number of New Securities Participant desires to purchase which in no event may exceed the number of Participant New Securities. The Purchase Notice shall be irrevocable, and Participant (and/or members of his Group designated by Participant) shall purchase the New Securities at the same time as the Founder Group(s) acquire the New Issuance less any portion of the New Issuance which Participant agreed to purchase pursuant to this Section 28 or other Persons agreed to acquire pursuant to other rights similar to those set forth in this Section 28.

29. Registration Rights.

(a) The Company agrees that, unless Participant and his Group are given equivalent provisions, no modifications, waivers, or additional agreements shall be made to the registration rights provisions of Article V of the Shareholders Agreement that benefit (x) at least two-thirds of the Contributors and their Groups or (y) any Founder or any member of any Founder’s Group. Participant shall have the right, on his behalf and on behalf of his Group, to waive the rights afforded pursuant to the immediately preceding sentence.

(b) Participant will have the rights set forth under Article V of the Shareholders Agreement as if Participant were a Shareholder thereunder holding Registrable Securities (as such term is defined therein). Any cutbacks shall be determined as provided in the Shareholders Agreement. The Company agrees to give notification to Participant of the availability of any registrations under Article V of the Shareholders Agreement in order to participate in a registration thereunder. If Participant wishes to sell in a registration Option Shares, Participant shall provide notice thereof to the Company in writing pursuant to a Demand, Piggyback Notice or Shelf Notice (as those terms are defined in the Shareholders Agreement). Participant may not sell in a registration Option Shares in an amount greater than the product of (I) the Option Shares, and (II) the Reference Percentage. The “Reference Percentage” means, as of the date of a registration under Article V of the Shareholders Agreement, the average of the percentages previously sold by each of the Founders and Contributors (including sales by their respective Groups), including sales effected by AP Professional Holdings, L.P. or any other entity on behalf of the Founders or Contributors and/or their respective Groups, of his combined AOG Units and Class A Shares (calculated on a fully-diluted basis and assuming all AOG Units have been exchanged for Class A Shares, disregarding any vesting requirements or restrictions on transfer and excluding from the number sold any Class A Shares a Founder or Contributor was able to sell in advance of his regular vesting schedule due to his employment termination by reason of death, disability or a Termination without Cause or for Good Reason). As applied to Participant, the phrase “at least seventy-five (75) days prior to such Quarterly Exchange Date in which such Requesting Shareholder expects to request an Exchange to obtain the Registrable Securities to be sold in such registration” as it appears in Article V of the Shareholders Agreement shall instead be deemed to read “at least seventy-five (75) days prior to the registration in which such Requesting Shareholder expects to sell the Registrable Securities.” In no event shall the rights of Participant under the Shareholders Agreement be superior to the rights of a Contributor with respect to the Shareholders Agreement.

30. Access to Books, Records and Financial Information. Participant shall have the right, upon reasonable request for purposes reasonably related to the interest of Participant as an employee or service provider to the Company or any of its Affiliates, to inspect, during normal business hours, the Company’s books and records (including such financial and other information relating to the Company or any other Person in which the Company directly or indirectly owns an interest) for so long as Participant is in Service to the Company or any of its Affiliates; provided, however, that the Company shall have the right to keep confidential from Participant, for such period of time as the Company deems reasonable, any information the Company reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Company in good faith believes is not in the best interest of the Company or could damage the Company or its business (or any of the Company’s Affiliates or their businesses) or which the Company or an Affiliate is required by law or by agreement with a third party to keep confidential; provided, further, that Participant shall not have any right to inspect or review the Agreement Among Principals (by and among the Founders), any Contributor’s roll-up agreement or similar agreement, or the ownership percentages of any limited partners of AP Professional Holdings, L.P. All requests for information or access shall be made in writing and shall specify the reasons for such request. The Company shall have twenty (20) business days to respond to such request (or such longer period as may be reasonable under the circumstances given the volume or complexity of the request). Participant shall reimburse the Company for all reasonable expenses incurred by it in order to provide such information or access (including expenses necessary to provide such information or access in a manner that is prudent in order to protect the interests of the Company and its Affiliates). The Company shall have no obligation to generate information that does not exist nor to organize information in a format that does not exist. The Company shall not have to respond to more than one request in any thirty (30) day period made by Participant, provided that one request may include more than one deliverable. The rights of Participant pursuant to this Section 30 shall expire when Participant no longer owns an interest in the Company or upon Participant’s Termination Date if earlier. Participant acknowledges and agrees that he and the Company have bargained for and agreed to the provisions of this Section 30 and any other provisions of this Agreement which restrict access to information, that such provisions constitute a fundamental element of their agreement relating to the affairs of the Company and its Affiliates, and that such provisions limit rights of inspection otherwise available.

31. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option or Option Shares (or future options that may be granted under the Plan) and participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

32. Effect of Agreement. Participant acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to this Option or Option Shares. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

[Remainder of Page Intentionally Left Blank]

WHEREFORE, this Agreement is executed as of the Grant Date by Participant and the Company.

PARTICIPANT:	APOLLO GLOBAL MANAGEMENT, LLC

/s/ Henry Silverman	By:	/s/ John J. Suydam
Signature

	Title:	Vice President
Henry Silverman

EXHIBIT A

Restrictive Covenants

Capitalized terms first used in this Exhibit A and not elsewhere defined shall have the meanings set forth in paragraph (g) below.

(a) Prior to resigning from Participant’s employment or service with the Company or any of its Affiliates, Participant shall provide 90 days' notice to such entity.

(b) Participant agrees that during the Protected Period, Participant shall not, directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, member, shareholder of a closely or privately held corporation or shareholder in excess of five (5) percent of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is a Competing Business, in the Restricted Territory; provided that Participant shall not be deemed to be engaging or participating in a Competing Business if Participant provides services to a subsidiary, division or Affiliate of a Competing Business if such subsidiary, division or Affiliate is not itself engaged in a Competing Business and Participant does not provide services to, or have any responsibilities regarding, the Competing Business.

(c) Participant agrees that during the Protected Period, Participant shall not, directly or indirectly, (i) solicit or induce any investors, financing sources or capital market intermediaries of the Company or its successors, assigns or Affiliates to terminate (or diminish in any respect) his, her or its relationship with the Company or its successors, assigns or Affiliates, or for any other reason, or (ii) otherwise interfere with or damage (or attempt to impede or otherwise interfere with or damage) any business relationship and/or agreement to which the Company or any Affiliate thereof is a party, including without limitation any such relationship with any of the Company's or an Affiliate’s respective clients, investors, customers, suppliers or partners. Nothing in this paragraph applies to those investors, financing sources, capital market intermediaries or business relations who did not conduct business with the Company, or its successors, assigns or Affiliates during either Participant’s employment or service with, or the period in which Participant held (directly or indirectly) an ownership interest in, the Company or any of its Affiliates. This provision shall not prohibit Participant from soliciting or hiring his personal assistant or assistants at the time of his departure.

(d) Participant agrees that during the Protected Period, other than in the ordinary course of the good faith performance of Participant’s duties with the Company or its Affiliates, Participant shall not, directly or indirectly, (i) solicit or induce any officer, director, employee, agent or consultant of the Company or any of its successors, assigns or Affiliates to terminate his, her or its employment or other relationship with the Company or its successors, assigns or Affiliates for the purpose of associating with any Competing Business, or otherwise encourage any such Person to leave or sever his, her or its employment or other relationship with the Company or its successors, assigns or Affiliates, for any other reason, or (ii) hire any such individual who left the employ or service of the Company or any of its Affiliates during the immediately preceding 12 months.

(e) Participant will not disclose or use at any time, either prior to Participant’s Termination Date or thereafter, any Confidential Information (as defined below) of which Participant is or becomes aware, whether or not such information is authored or developed by Participant, except to the extent that (i) such disclosure or use is directly related to and required by Participant’s performance of duties to the Company or any of its Affiliates, or (ii) such disclosure is legally required to be made; provided, that Participant shall provide ten (10) days' prior written notice, if practicable, to the Company of such disclosure so that the Company may seek a protective order or similar remedy; and provided, further, that, in each case set forth above, Participant informs the recipients that such information or communication is confidential in nature. Except to the extent publicly disclosed, Participant acknowledges and agrees that this Share Option Agreement and the provisions hereof constitute Confidential Information of the Company and its Affiliates and that any documents, information or reports received by Participant from the Company and its Affiliates shall be treated as confidential and proprietary information of the Company and its Affiliates. The obligations set forth in paragraphs (b), (c) and (d) of this Exhibit A provide further protection of Confidential Information. Nothing contained herein shall preclude Participant from disclosing Confidential Information to Participant’s personal legal and financial advisor(s), provided that Participant informs such advisor(s) that the information is confidential in nature and receives assurances that the advisor(s) shall not disclose such information except as required by law.

(f) Participant agrees that Participant shall not, either prior to Participant’s Termination Date or thereafter, directly or indirectly, make or ratify any statement, public or private, oral or written, to any Person that disparages, either professionally or personally, the Company or any of its Affiliates, past and present, as well as its and their trustees, directors, officers, members, managers, partners, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, whether collectively or individually.

(g) For purposes of this Exhibit A. the following definitions are applicable:

(i) “Competing Business” means (i) any alternative asset management business (other than the business of the Company, its successors or assigns or Affiliates) in which more than 50% of the total capital committed is third party capital, that advises, manages or invests the assets of and/or makes investments in private equity funds, hedge funds, collateralized debt obligation funds, business development corporations, special purpose acquisition companies or other alternative asset investment vehicles, or (ii) any other business engaged in by or on behalf of the Persons who manage, advise or own such investment vehicles. If Participant is employed by an investment bank, nothing contained in this Share Option Agreement shall preclude Participant from providing bona fide investment banking services to a Competing Business on behalf of such investment bank.

(ii) “Confidential Information” means information that is not generally known to the public and that is or was used, developed or obtained by the Company and its Affiliates, including but not limited to, (A) information, observations, procedures and data obtained by Participant while employed by or providing services to the Company or any of its Affiliates, (B) products or services, (C) costs and pricing structures, (D) analyses, (E) performance data, (F) computer software, including operating systems, applications and program listings, (G) flow charts, manuals and documentation, (H) data bases, (I) accounting and business methods, (J) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (K) investors, customers, vendors, suppliers and investor, customer, vendor and supplier lists, (L) other copyrightable works, (M) all production methods, processes, technology and trade secrets, (N) this Share Option Agreement and the governing agreements of the Company and its Affiliates, (O) investment memoranda and investment documentation concerning any potential, actual or aborted investments, (P) compensation terms, levels, and arrangements of employees and other service providers of the Company and its Affiliates, and (Q) all similar and related information in whatever form. Confidential Information will not include any information that is generally available to the public prior to the date Participant proposes to disclose or use such information.

(iii) “Protected Period” means the period of Participant's Service and the period ending (x) six (6) months after Participant's Termination of Service without Cause (including, for purposes of this clause (x), due to the refusal by an appropriate Company Affiliate to extend the Term for an additional year following expiration of the Term in accordance with the terms of the Service Agreement), or (y) 12 months after Participant is no longer employed by or providing services as a partner to the Company or any of its Affiliates if Participant's termination of Service is for any other reason. For purposes of clarity, the portion of the Protected Period that applies after Participant’s resignation commences only after the expiration of the notice period set forth in paragraph (a) of this Exhibit A.

(iv) “Restricted Territory” means, during Participant’s employment or service, the United States and any other place in the world where the Company or any of its Affiliates, successors or

2

assigns engages in business and, following Participant's termination of Service, the United States and any other place in the world where at the date of such Termination the Company or any of its Affiliates, successors or assigns engages in business.

(h) For purposes of the restrictive covenants set forth herein, service to, or employment by, a Portfolio Company, shall not be deemed service to, or employment by, the Company or any of its Affiliates, and Portfolio Companies shall not be considered Affiliates of the Company.

(i) Participant agrees and acknowledges that each restrictive covenant contained in this Exhibit A is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of the Company and its Affiliates, imposes no undue hardship on Participant, is not injurious to the public, and that any violation of any of the restrictive covenants contained in this Exhibit A shall, subject to Section 16 of the Share Option Agreement, be specifically enforceable in any court with jurisdiction upon short notice. If any provision of this Exhibit A as applied to Participant or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Exhibit A. If the scope of any such provision, or any part thereof, is too broad to permit enforcement of such provision to its full extent, Participant agrees that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, to the extent necessary to permit enforcement, and, in its reduced form, such provision shall then be enforceable and shall be enforced. Participant agrees and acknowledges that any such breach of any provision of this Exhibit A will cause irreparable injury to the Company and its Affiliates, and upon breach of any provision of this Exhibit A. the Company and/or its Affiliates, as applicable, shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies available to the Administrator, the Company or its Affiliates. Notwithstanding the foregoing, to the extent that a court of competent jurisdiction makes a final determination that paragraph (b), (c) or (d) of this Exhibit A is unenforceable as a matter of law as applied to Participant, upon such determination the Company shall not seek to enjoin Participant from engaging in an activity precluded by such provision (or to otherwise pursue proceedings to enforce such provision) but if the Administrator determines in good faith that Participant has breached such provision, Participant shall immediately forfeit all rights to any unexercised Options without payment of any consideration in respect therefor. This Exhibit A shall specifically survive the termination of the Share Option Agreement of which it is a part.

3

EXHIBIT B

NOTICE OF EXERCISE

To:	Apollo Global Management, LLC
Attention:	Administrator of the 2007 Omnibus Equity Incentive Plan
Subject:	Notice of Intention to Exercise Option

This Notice of Exercise constitutes official notice that the undersigned intends to exercise Participant’s option to purchase              Class A Shares of Apollo Global Management, LLC, under and pursuant to the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”) and the Notice of Option and Share Option Agreement (collectively, the “Agreement”) dated                     , as follows:

Number of Shares:

Exercise Price per Share:

Total Exercise Price

Preferred Method of	Cash	To the extent permitted by the Administrator:
Payment of Exercise Price (circle one and enclose if applicable):	Check	Reduction of Shares issuable upon exercise by that number of whole Shares having a Fair Market Value not greater than the aggregate Exercise Price (with any shortfall paid by cash or check)

Surrender of previously-owned Shares

The shares should be registered in the name(s)1 of:

By signing below, I hereby affirm that I am bound by all of the terms and conditions set forth in the Plan and the Agreement. If applicable, proof of my right to purchase the Option Shares pursuant to the Plan and the Agreement is enclosed.2

Dated:

(Signature)	(Signature)[3]

(Please Print Name)	(Please Print Name)

(Full Address)	(Full Address)

[1]	If more than one name is listed, please specify whether the owners will hold the shares as community property or as joint tenants with the right of survivorship.
[2]	Applicable if someone other than Participant (e.g., a beneficiary at death) is exercising the Option.
[3]	Each person in whose name shares are to be registered must sign this Notice of Exercise.

4